Exhibit 99.1

Contact:	Amy Agallar (414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2020

Flavors & Extracts Group reports Strong Revenue and Profit Growth

Growth in Food and Pharmaceutical Color Sales was offset by Lower Personal Care Revenue

MILWAUKEE— October 16, 2020 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $323.6 million in this year’s third quarter compared to $317.7 million in last year’s third quarter. Reported operating income in the third quarter was $41.2 million compared to $38.8 million in the third quarter of 2019. Reported diluted earnings per share was 78 cents in the third quarter of 2020 compared to diluted earnings per share of 75 cents in the third quarter of 2019. Foreign currency translation had an immaterial impact on revenue, operating income, and earnings per share in the quarter.

The 2020 third quarter reported results include divestiture & other related costs as well as operational improvement plan costs, which decreased third quarter net earnings by $1.4 million ($0.03 per diluted share). The 2020 and 2019 third quarter results also include the operations of the product lines divested and to be divested, which increased diluted earnings per share by $0.04 in the third quarter of 2020 and $0.02 in the third quarter of 2019. These adjustments are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2020 October 16, 2020	Page 2
BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-date
Flavors & Extracts	9.1%	4.1%
Color	-8.3%	-7.0%
Asia Pacific	2.0%	1.6%
Total Revenue	1.9%	-0.7%

	Adjusted Local Currency (1)
Revenue	Quarter	Year-to-date
Flavors & Extracts	12.9%	7.2%
Color	-1.5%	-1.2%
Asia Pacific	2.1%	3.0%
Total Revenue	6.1%	3.0%

(1) Adjusted local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" at the end of this release.

As a result of the portfolio changes made this year, Sensient has changed the name of its Flavors & Fragrances Group, to the Flavors & Extracts Group in order to more accurately reflect the Group’s product portfolio.

The Flavors & Extracts Group reported third quarter revenue of $182.9 million compared to $167.6 million reported in the comparable period last year, an increase of 9.1%. Adjusted local currency revenue increased 12.9% in the quarter. The higher revenue was primarily the result of continued growth in natural ingredients and flavors, extracts, and flavor ingredients.  Segment operating income was $23.8 million in the current quarter compared to $17.6 million reported in the comparable period last year, an increase of 35.5%. Adjusted local currency operating profit increased 24.1%.  The Group’s higher profit was primarily a result of the higher volumes and the favorable impact of the Group’s cost reduction initiatives, offset by higher raw material costs in natural ingredients. Foreign currency translation increased segment revenue by approximately 1% and had an immaterial impact on operating income in the quarter.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2020 October 16, 2020	Page 3
The Color Group reported revenue of $116.4 million in the quarter compared to $127.0 million in last year’s comparable period, a decrease of 8.3%. Adjusted local currency revenue decreased 1.5% in the quarter. The Group continued to have good growth in food and pharmaceutical colors; however, this growth was offset by lower volumes in the personal care business, primarily as a result of the lower demand for makeup during COVID-19. Segment operating income was $23.6 million in the quarter compared to $23.4 million in last year’s comparable period. Adjusted local currency operating income increased approximately 3.0%. Despite double digit growth rates in food and pharmaceutical colors, the lower volumes in personal care continued to negatively impact the Color Group’s operating income in the quarter. Foreign currency translation decreased segment revenue by approximately 1% and had an immaterial impact on operating income in the quarter.

The Asia Pacific Group reported revenue of $30.7 million in the quarter compared to $30.1 million in last year’s comparable period, an increase of 2.0%. Adjusted local currency revenue increased 2.1% in the quarter. The Group had favorable growth in a number of regions, which was offset by the negative impact of COVID-19 restrictions in certain countries. Segment operating income was $6.1 million in the quarter compared to $5.4 million in last year’s comparable quarter, an increase of 13.3%. Adjusted local currency operating income increased 15.5% in the quarter. The higher profit was primarily a result of the favorable volume growth in certain regions and the favorable impact of the Group’s cost reduction initiatives. Foreign currency translation had an immaterial impact on revenue and decreased operating income by approximately 1% in the quarter.

Corporate & Other reported operating costs of $12.4 million in the current quarter compared to $7.7 million in last year’s comparable period. The higher costs are primarily due to the divestiture & other costs, operational improvement plan costs, and an increase in non-cash performance-based compensation.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2020 October 16, 2020	Page 4
During the third quarter, the Company implemented an operational improvement plan, primarily in the personal care business to consolidate cosmetic manufacturing operations. The costs for this operational improvement plan are included in the Company’s Corporate & Other segment.

The Company’s non-GAAP amounts eliminate the impact of currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs, and the results of the operations divested and to be divested to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

2020 OUTLOOK

Based upon current trends, the Company reconfirms its previously issued diluted earnings per share guidance for 2020 of $2.10 to $2.35. The full year guidance now includes approximately 5 cents of foreign currency headwinds based on current exchange rates. The Company also reconfirms its previously issued 2020 adjusted diluted earnings per share(2) guidance of $2.60 to $2.80, which excludes divestiture & other related costs, operational improvement plan costs, the results of the operations divested and to be divested, and foreign currency impacts.

The Company is also confirming its previously issued guidance, which calls for low to mid-single digit revenue growth in 2020 on a local currency basis, excluding the revenues of the product lines divested and to be divested. The Company also continues to expect 2020 Adjusted EBITDA(2) to grow at a low to mid-single digit rate and Adjusted Operating Income(2) to be flat to down at a low-single digit rate, in each case on a local currency basis. Adjusted Operating Income will be impacted by higher non-cash performance-based compensation.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2020 October 16, 2020	Page 5
The Company’s guidance is based upon current trends and the effects of COVID-19 to date. The full impacts of the ongoing COVID-19 pandemic remain uncertain and management will continue to monitor its impacts on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

CONFERENCE CALL

The Company will host a conference call to discuss its 2020 third quarter financial results at 8:30 a.m. CDT on Friday, October 16, 2020. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through October 23, 2020, by calling (877) 344-7529 and referring to conference identification number 10147899. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after October 20, 2020.

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Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2020 October 16, 2020	Page 6
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2020 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers and suppliers, the availability and cost of raw materials and other supplies, logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts and acquisition and divestiture activities; the success of the Company’s efforts to explore strategic alternatives for certain non-core product lines; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 7
Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,

	2020	2019	% Change	2020	2019	% Change

Revenue	$323,566	$317,650	1.9%	$997,333	$1,004,349	(0.7%)

Cost of products sold	217,920	215,250	1.2%	677,580	674,956	0.4%
Selling and administrative expenses	64,491	63,612	1.4%	201,912	193,817	4.2%

Operating income	41,155	38,788	6.1%	117,841	135,576	(13.1%)
Interest expense	3,497	4,936		11,412	15,538

Earnings before income taxes	37,658	33,852		106,429	120,038
Income taxes	4,748	1,981		22,126	21,029

Net earnings	$32,910	$31,871	3.3%	$84,303	$99,009	(14.9%)

Earnings per share of common stock:
Basic	$0.78	$0.75		$1.99	$2.34

Diluted	$0.78	$0.75		$1.99	$2.34

Average common shares outstanding:
Basic	42,307	42,272		42,299	42,261

Diluted	42,349	42,299		42,326	42,291

Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,

Revenue	2020	2019	% Change	2020	2019	% Change

Flavors & Extracts	$182,866	$167,577	9.1%	$552,975	$531,264	4.1%
Color	116,414	127,005	(8.3%)	381,205	409,796	(7.0%)
Asia Pacific	30,740	30,125	2.0%	89,062	87,646	1.6%
Intersegment elimination	(6,454)	(7,057)		(25,909)	(24,357)

Consolidated	$323,566	$317,650	1.9%	$997,333	$1,004,349	(0.7%)

Operating Income

Flavors & Extracts	$23,844	$17,600	35.5%	$67,467	$60,775	11.0%
Color	23,559	23,436	0.5%	75,486	81,512	(7.4%)
Asia Pacific	6,123	5,406	13.3%	16,031	13,825	16.0%
Corporate & Other	(12,371)	(7,654)		(41,143)	(20,536)

Consolidated	$41,155	$38,788	6.1%	$117,841	$135,576	(13.1%)

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 8
Consolidated Condensed Balance Sheets	September 30, 2020	December 31, 2019

Cash and cash equivalents	$26,900	$21,153
Trade accounts receivable (net)	222,388	213,201
Inventories	401,046	422,517
Prepaid expenses and other current assets	43,681	40,049
Assets held for sale	58,534	91,293
Total Current Assets	752,549	788,213

Goodwill & intangible assets (net)	423,419	418,844
Property, plant, and equipment (net)	429,509	437,179
Other assets	108,469	95,915

Total Assets	$1,713,946	$1,740,151

Trade accounts payable	$93,491	$94,653
Short-term borrowings	24,460	20,612
Other current liabilities	76,595	66,925
Liabilities held for sale	17,491	19,185
Total Current Liabilities	212,037	201,375

Long-term debt	537,124	598,499
Accrued employee and retiree benefits	26,556	25,822
Other liabilities	41,444	32,866
Shareholders' Equity	896,785	881,589

Total Liabilities and Shareholders' Equity	$1,713,946	$1,740,151

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 9
Consolidated Statements of Cash Flows
Nine Months Ended September 30,

	2020	2019
Cash flows from operating activities:
Net earnings	$84,303	$99,009
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	36,831	41,706
Share-based compensation expense (income)	4,017	(816)
Net gain on assets	(254)	(1,224)
Net loss on divestitures and other charges	5,821	-
Deferred income taxes	(9,001)	(2,303)
Changes in operating assets and liabilities:
Trade accounts receivable	(7,962)	6,355
Inventories	17,433	14,493
Prepaid expenses and other assets	(4,726)	(5,053)
Accounts payable and other accrued expenses	9,018	(19,565)
Accrued salaries, wages and withholdings from employees	7,410	(1,647)
Income taxes	(3,899)	(5,294)
Other liabilities	3,936	1,920

Net cash provided by operating activities	142,927	127,581

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(34,009)	(26,073)
Proceeds from sale of assets	1,022	2,033
Proceeds from divesture of businesses	12,228	-
Other investing activity	4,955	4,280

Net cash used in investing activities	(15,804)	(19,760)

Cash flows from financing activities:
Proceeds from additional borrowings	33,164	35,126
Debt payments	(101,061)	(90,966)
Dividends paid	(49,537)	(45,688)
Other financing activity	(415)	(1,027)

Net cash used in financing activities	(117,849)	(102,555)

Effect of exchange rate changes on cash and cash equivalents	(3,527)	(2,745)

Net increase in cash and cash equivalents	5,747	2,521
Cash and cash equivalents at beginning of period	21,153	31,901
Cash and cash equivalents at end of period	$26,900	$34,422

Supplemental Information Nine Months Ended September 30,	2020	2019

Dividends paid per share	$1.17	$1.08

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 10
Reconciliation of Non-GAAP Amounts

The Company's results for the three and nine months ended September 30, 2020 and 2019 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted EPS, which exclude divestiture & other related costs, operational improvement plan costs, and the results of operations divested or to be divested.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Revenue (GAAP)	$323,566	$317,650	1.9%	$997,333	$1,004,349	(0.7%)
Revenue of the product lines divested or to be divested	(23,588)	(34,112)		(88,390)	(109,489)
Adjusted revenue	$299,978	$283,538	5.8%	$908,943	$894,860	1.6%

Operating income (GAAP)	$41,155	$38,788	6.1%	$117,841	$135,576	(13.1%)
Divestiture & other related costs (income) – Cost of products sold	(148)	-		1,791	-
Divestiture & other related costs – Selling and administrative expenses	312	-		8,689	-
Operating income of the product lines divested or to be divested	(2,449)	(856)		(4,165)	(1,233)
Operational improvement plan - Cost of products sold	35	-		35	-
Operational improvement plan - Selling and administrative expenses	2,606	-		2,606	-
Adjusted operating income	$41,511	$37,932	9.4%	$126,797	$134,343	(5.6%)

Net earnings (GAAP)	$32,910	$31,871	3.3%	$84,303	$99,009	(14.9%)
Divestiture & other related costs, before tax	164	-		10,480	-
Tax impact of divestiture & other related costs	(787)	-		(1,212)	-
Net earnings of the product lines divested or to be divested, before tax	(2,449)	(856)		(4,165)	(1,233)
Tax impact of the product lines divested or to be divested	655	87		1,155	203
Operational improvement plan costs, before tax	2,641	-		2,641	-
Tax impact of operational improvement plan	(656)	-		(656)	-
Adjusted net earnings	$32,478	$31,102	4.4%	$92,546	$97,979	(5.5%)

Diluted earnings per share (GAAP)	$0.78	$0.75	4.0%	$1.99	$2.34	(15.0%)
Divestiture & other related costs (income), net of tax	(0.01)	-		0.22	-
Results of operations of the product lines divested or to be divested, net of tax	(0.04)	(0.02)		(0.07)	(0.02)
Operational improvement plan costs, net of tax	0.05	-		0.05	-
Adjusted diluted earnings per share	$0.77	$0.74	4.1%	$2.19	$2.32	(5.6%)

Note: Earnings per share calculations may not foot due to rounding differences.

Results by Segment	Three Months Ended September 30,
Revenue	2020	Divestiture & Operational Improvement Plan Impact	Adjusted 2020	2019	Divestiture Impact	Adjusted 2019

Flavors & Extracts	$182,866	$(22,978)	$159,888	$167,577	$(25,954)	$141,623
Color	116,414	(669)	115,745	127,005	(8,176)	118,829
Asia Pacific	30,740	(68)	30,672	30,125	(237)	29,888
Intersegment elimination	(6,454)	127	(6,327)	(7,057)	255	(6,802)

Consolidated	$323,566	$(23,588)	$299,978	$317,650	$(34,112)	$283,538

Operating Income

Flavors & Extracts	$23,844	$(2,241)	$21,603	$17,600	$(109)	$17,491
Color	23,559	(185)	23,374	23,436	(689)	22,747
Asia Pacific	6,123	(23)	6,100	5,406	(58)	5,348
Corporate & Other	(12,371)	2,805	(9,566)	(7,654)	-	(7,654)

Consolidated	$41,155	$356	$41,511	$38,788	$(856)	$37,932

Results by Segment	Nine Months Ended September 30,
Revenue	2020	Divestiture & Operational Improvement Plan Impact	Adjusted 2020	2019	Divestiture Impact	Adjusted 2019

Flavors & Extracts	$552,975	$(75,165)	$477,810	$531,264	$(82,055)	$449,209
Color	381,205	(13,242)	367,963	409,796	(27,590)	382,206
Asia Pacific	89,062	(402)	88,660	87,646	(563)	87,083
Intersegment elimination	(25,909)	419	(25,490)	(24,357)	719	(23,638)

Consolidated	$997,333	$(88,390)	$908,943	$1,004,349	$(109,489)	$894,860

Operating Income

Flavors & Extracts	$67,467	$(5,078)	$62,389	$60,775	$(197)	$60,578
Color	75,486	1,029	76,515	81,512	(894)	80,618
Asia Pacific	16,031	(116)	15,915	13,825	(142)	13,683
Corporate & Other	(41,143)	13,121	(28,022)	(20,536)	-	(20,536)

Consolidated	$117,841	$8,956	$126,797	$135,576	$(1,233)	$134,343
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Sensient Technologies Corporation (In thousands, except percentages) (Unaudited)	Page 11
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the percentage change in the 2020 results compared to the 2019 results for the corresponding periods.

	Three Months Ended September 30,				Nine Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Divestiture & Operational Improvement Plan Impact	Adjusted Local Currency	Total	Foreign Exchange Rates	Divestiture & Operational Improvement Plan Impact	Adjusted Local Currency
Flavors & Extracts	9.1%	0.5%	(4.3%)	12.9%	4.1%	(0.8%)	(2.3%)	7.2%
Color	(8.3%)	(1.2%)	(5.6%)	(1.5%)	(7.0%)	(2.6%)	(3.2%)	(1.2%)
Asia Pacific	2.0%	0.4%	(0.5%)	2.1%	1.6%	(1.2%)	(0.2%)	3.0%
Total Revenue	1.9%	(0.2%)	(4.0%)	6.1%	(0.7%)	(1.6%)	(2.1%)	3.0%

Operating Income
Flavors & Extracts	35.5%	(0.3%)	11.7%	24.1%	11.0%	(0.9%)	7.9%	4.0%
Color	0.5%	(0.4%)	(2.1%)	3.0%	(7.4%)	(2.3%)	(2.0%)	(3.1%)
Asia Pacific	13.3%	(1.4%)	(0.8%)	15.5%	16.0%	(0.5%)	(0.4%)	16.9%
Corporate & Other	61.6%	0.0%	36.7%	24.9%	100.3%	0.0%	63.8%	36.5%
Total Operating Income	6.1%	(0.6%)	(3.4%)	10.1%	(13.1%)	(1.8%)	(7.4%)	(3.9%)
Diluted Earnings Per Share	4.0%	0.0%	(2.8%)	6.8%	(15.0%)	(1.8%)	(9.8%)	(3.4%)
Adjusted EBITDA	8.6%	(0.3%)	N/A	8.9%	(1.9%)	(1.5%)	N/A	(0.4%)

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and nine months ended September 30, 2020 and 2019.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2020	2019	% Change	2020	2019	% Change
Operating income (GAAP)	$41,155	$38,788	6.1%	$117,841	$135,576	(13.1%)
Depreciation and amortization	12,309	13,965		36,831	41,706
Depreciation and amortization, product lines divested or to be divested	(49)	(1,473)		(145)	(4,495)
Share-based compensation expense (income)	1,355	339		4,017	(816)
Divestiture & other related costs, before tax	164	-		10,480	-
Results of operations of the product lines divested or to be divested, before tax	(2,449)	(856)		(4,165)	(1,233)
Operational improvement plan costs, before tax	2,641	-		2,641	-
Adjusted EBITDA	$55,126	$50,763	8.6%	$167,500	$170,738	(1.9%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.